UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2015

CVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

California	0-10140	95-3629339
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

701 North Haven Avenue, Ontario, California		91764
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (909) 980-4030

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On August 26, 2015, CVB Financial Corp. (the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) reporting the announcement of the appointment of Kristina M. Leslie as a Board member. This Form 8-K/A amends the original Form 8-K to correct the date of Ms. Leslie’s appointment and to include information regarding her compensation arrangement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of a New Director

On August 24, 2015, the Company announced the appointment of Kristina M. Leslie as a Board Member. Ms. Leslie’s appointment was made on August 21, 2015. She was also named a Director of Citizens Business Bank (the “Bank”), the wholly-owned banking subsidiary of the Company. Ms. Leslie will serve on the Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee of the Company. In addition, Ms. Leslie will serve on the Balance Sheet Management Committee, the Trust Services Committee, and the Risk Management Committee of the Bank.

Consistent with the Company’s director compensation plan, Ms. Leslie will be paid a $60,000 annual directors fee and was granted 10,000 shares of restricted stock to vest over a five-year period from the date of grant. There are no material transactions or agreements between Ms. Leslie and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVB FINANCIAL CORP.
(Registrant)

Date: August 28, 2015	By:	/s/Richard C. Thomas
Executive Vice President and Chief Financial Officer